EXHIBIT 99.1

BALLY TOTAL FITNESS HOLDING CORPORATION
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.ballyfitness.com
Contact: Jon Harris - Tel. (773) 864-6850
Vice President, Media
Development and Communications

MWW GROUP
Public Relations - Tel. (201) 507-9500
Carreen Winters
cwinters@mww.com

FOR IMMEDIATE RELEASE

Bally Total Fitness Obtains an Extension Until November 1st
for Delivery of Second Quarter 2004
Financial Statements from its Bank Lenders

Chicago, IL, September 24, 2004 – Bally Total Fitness (NYSE:BFT) today announced that the Company has obtained an extension to November 1st for delivering its second quarter financial statements from its revolving credit lenders. The Company obtained an initial extension in August when it announced that it was delaying the reporting of its second quarter results.

About Bally Total Fitness:
Bally Total Fitness is the largest and only nationwide, commercial operator of fitness centers, with approximately four million members and 440 facilities located in 29 states, Mexico, Canada, China, Korea and the Caribbean under the Bally Total Fitness®, Crunch FitnessSM , Gorilla SportsSM , Pinnacle Fitness®, Bally Sports Clubs® and Sports Clubs of Canada® brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of Bally’s review and restatement of its previously announced or filed financial results; the audit of the restated financial statements; Bally’s ability to secure necessary consents under its revolving credit facility; Bally’s ability to file financial statements within the applicable grace periods under its indentures; the identification of one or more other issues that require restatement of one or more prior period financial statements; the communication by Bally’s auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in filings of the Company with the Securities and Exchange Commission.

####